STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of the 10th day of May 2004, by and between MACTARNAHAN LIMITED PARTNERSHIP, an Oregon limited partnership ("MACTARNAHAN"), and KARBAN DEVELOPMENT CORPORATION, an Oregon corporation ("KARBAN"), and ELECTRA PARTNERS, INC., an Oregon corporation ("ELECTRA") (Karban and Electra are each sometimes referred to as a "SHAREHOLDER" or together as the "SHAREHOLDERS").

         A. Karban owns 600,000 shares of the common stock of Portland Brewing Company, an Oregon corporation ("PBC"), and Electra owns 1,966,982 shares of the common stock of PBC. The PBC common stock owned by the Shareholders is herein referred to as the "Common Stock," and is subject to a Voting Agreement dated July 27, 2001.

         B. Pursuant to that certain Asset Purchase Agreement dated as of January 26, 2004 (the "ASSET PURCHASE AGREEMENT"), PBC has agreed to sell, and PBC Acquisition, LLC, an affiliate of Pyramid Breweries Inc., has agreed to purchase, certain assets of PBC; and, PBC has agreed to use a portion of the proceeds to redeem the outstanding Series A Preferred Stock from MacTarnahan and Karban at Closing.

         C. In connection with Closing under the Asset Purchase Agreement (as the term "Closing" is defined therein), MacTarnahan, also a holder of PBC's common stock, desires to purchase from the Shareholders, and the Shareholders desire to sell to MacTarnahan, all of the Common Stock, such purchase and sale to be on the terms, and subject to the conditions, stated in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

1.       PURCHASE AND SALE OF COMMON STOCK.

         1.1 AGREEMENT TO BUY AND SELL. On and subject to the terms and conditions of this Agreement, MacTarnahan shall purchase from each of the Shareholders, and each of the Shareholders shall sell to MacTarnahan, all of its shares of Common Stock for the consideration specified below.

         1.2 PURCHASE PRICE. MacTarnahan shall pay to the Shareholders at the Closing (defined below) the sum of One Hundred Thousand and 00/100 Dollars ($100,000) (the "Purchase Price") remitted in the form of two (2) Cashiers Checks drawn in U.S. funds; one made payable to Electra Partners, Inc., in the amount of Seventy-Six Thousand Six Hundred Twenty-Six and 25/100 Dollars ($76,626.25), and the other to Karban Development Corp., in the amount of Twenty-Three Thousand Three Hundred Seventy-Three and 75/100 Dollars ($23,373.75).











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         1.3 CLOSING. The closing of the transactions contemplated by this
Agreement (the "Closing") will take place at the offices of Schwabe, Williamson & Wyatt, P.C., 1211 SW Fifth Avenue, Pacwest Center, Portland, Oregon 97204, concurrently on the date and at the time that Closing of the asset acquisition under the Asset Purchase Agreement occurs as well as the Deferred Redemption Agreement.

         1.4      DELIVERIES AT CLOSING.

                  (a) MACTARNAHAN'S DELIVERIES. At the Closing, MacTarnahan will deliver to the Shareholders (i) the Purchase Price; and (ii) such other customary instruments, documents, and certificates reasonably satisfactory to Shareholders as will be necessary to carry out the intent and effectuate the purposes of this Agreement.

                  (b) SHAREHOLDERS' DELIVERIES. At the Closing, Shareholders will deliver to MacTarnahan (i) stock certificates representing the Common Stock, free of all liens, claims and encumbrances (other than restrictions under the federal and state securities laws), properly endorsed, or with stock powers executed in blank, and (ii) such other customary instruments, documents, and certificates reasonably satisfactory to MacTarnahan as will be necessary to carry out the intent and effectuate the purposes of this Agreement.

2.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholders hereby represent and warrant to MacTarnahan that:

         2.1      ORGANIZATION; EXISTENCE; AND POWER

         Each Shareholder is a corporation duly organized and validly existing under the laws of the State of Oregon and has all requisite corporate power and authority to own or lease its assets and to carry on its business as now conducted. The execution and delivery by each Shareholder of this Agreement, the transfer of the Common Stock pursuant hereto and the performance of each Shareholder's obligations hereunder have been duly authorized by all necessary corporate action. Each Shareholder has full corporate power to execute and deliver this Agreement, to transfer the Common Stock and to carry out and perform its obligations under the terms of this Agreement. This Agreement constitutes a valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms.

         2.2      COMMON STOCK

         The number of shares of Common Stock identified in Recital A hereto constitute all of the common stock of PBC legally and directly owned by the Shareholders. It does not include shares owned individually by Charles F. Adams III, Katherine Adams McBride and Julie Kay Brunning, children and spouse of Charles A. Adams, respectively. The Common Stock, when delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free of any liens, claims, encumbrances and rights of purchase, and, assuming the accuracy of the representations of MacTarnahan in







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this Agreement, will comply with all applicable federal and state securities laws and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities law.

         2.3      BROKERAGE

         The Shareholders have not retained any broker or finder in connection with the transactions contemplated by this Agreement, and none shall be paid.

         2.4      FULL DISCLOSURE

         The Shareholders have filed with the Securities and Exchange Commission (the "SEC"), or PBC has filed on their behalf, all required forms, reports, registration statements and documents, if any, required to be filed by them with the SEC (collectively, "SHAREHOLDER SEC REPORTS"), all of which complied as to form when filed in all material respects with the applicable provisions of the Securities Act and the Exchange Act, as the case may be. Accurate and complete copies of the Shareholder SEC Reports, if any, have been made available to MacTarnahan, by delivery to Robert M. MacTarnahan and Scott MacTarnahan, Directors of Portland Brewing Company since 1985, and by the SEC's website, www.sec.gov. As of their respective dates, the Shareholder SEC Reports (including documents incorporated by reference therein and all exhibits and schedules thereto) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.       REPRESENTATIONS AND WARRANTIES OF MACTARNAHAN

         MacTarnahan hereby represents and warrants that:

         3.1      AUTHORIZATION

         MacTarnahan is a limited partnership duly organized and validly existing under the laws of the State of Oregon and has all requisite limited partnership power and authority to own or lease its assets and to carry on its business as now conducted. The execution and delivery by MacTarnahan of this Agreement, the purchase of the Common Stock pursuant hereto and the performance of MacTarnahan's obligations hereunder have been duly authorized by all necessary limited partnership action. MacTarnahan has full limited partnership power to execute and deliver this Agreement, to purchase the Common Stock and to carry out and perform its obligations under the terms of this Agreement. This Agreement constitutes a valid and binding obligation of MacTarnahan, enforceable against MacTarnahan in accordance with its terms.












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         3.2      PURCHASE ENTIRELY FOR OWN ACCOUNT

         MacTarnahan will acquire the Common Stock for investment for MacTarnahan's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and MacTarnahan has no present intention of selling, granting any participation in, or otherwise distributing the same. MacTarnahan does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Common Stock.

         3.3      BROKERAGE

         MacTarnahan has not retained any broker or finder in connection with the transactions contemplated by this Agreement, and none shall be paid.

4.       CONDITIONS TO MACTARNAHAN'S OBLIGATIONS AT CLOSING

         The obligations of MacTarnahan under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which may only be made in writing:

         4.1      REPRESENTATIONS AND WARRANTIES

         The representations and warranties of each Shareholder contained in
Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of Closing.

         4.2      PERFORMANCE

         Each Shareholder shall have performed and complied in all material respects with all other agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing.

         4.3      ASSET PURCHASE AGREEMENT

         The parties to the Asset Purchase Agreement shall be prepared to close the transaction contemplated thereby (it being understood that this agreement shall be effective only if the Closing contemplated in the Asset Purchase Agreement occurs).

         4.4      NO INJUNCTION, ETC.

         No injunction or other restraining order shall have been issued or threatened and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of any of the transactions contemplated by this Agreement or the Asset Purchase Agreement.












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5.       CONDITIONS OF THE SHAREHOLDERS' OBLIGATIONS AT THE CLOSING

         The obligations of the Shareholders to MacTarnahan under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which may only be made in writing:

         5.1      REPRESENTATIONS AND WARRANTIES

         The representations and warranties of MacTarnahan contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         5.2      PERFORMANCE

         MacTarnahans shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before Closing.

         5.3      ASSET PURCHASE AGREEMENT

         The parties to the Asset Purchase Agreement shall be prepared to close the transaction contemplated thereby (it being understood that this Agreement shall be effective only if the Closing contemplated in the Asset Purchase Agreement occurs).

         5.4      NO INJUNCTION ETC.

         No injunction or other restraining order shall have been issued or threatened and no hearing to cause an injunction or other restraining order to be issued shall be pervading or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of any of the transactions contemplated by this Agreement or the Asset Purchase Agreement.

6.       MISCELLANEOUS

         6.1      SURVIVAL OF WARRANTIES

         The warranties, representations and covenants of the Shareholders and MacTarnahan contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         6.2      SUCCESSORS AND ASSIGNS

         Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or











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liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         6.3      GOVERNING LAW

         This Agreement shall be governed by and construed under the laws of the State of Oregon as applied to agreements among Oregon residents entered into and to be performed entirely within Oregon.

         6.4      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.5      TITLES AND SUBTITLES

         The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         6.6      NOTICES

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given for all purposes (a) upon personal delivery, (b) one day after being sent, when sent by professional overnight courier service from and to locations within the United States, (c) five days after posting when sent by registered or certified mail, or (d) on the date of confirmation of transmission when sent by facsimile, addressed (i) if to the Shareholders at the address set forth on the signature pages hereto; or (ii) if to MacTarnahan at the addresses set forth on the signature pages hereto. Any party hereto may from time to time by notice in writing to the other parties as provided herein, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered.

         6.7      AMENDMENTS AND WAIVERS

         Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party to be charged with such amendment or waiver.

         6.8      SEVERABILITY

         If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.









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                       [Signatures on the Following Pages]



























































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         IN WITNESS WHEREOF, the parties hereto have executed this Stock
Purchase Agreement as of the date first written above.

                                 SHAREHOLDERS:

                                 KARBAN DEVELOPMENT CORPORATION,
                                 an Oregon corporation

                                 By:  /s/ Charles A. Adams
                                 Name: Charles A. Adams
                                 Title:  President

                                 Address for personal or messenger delivery:
                                 Karban Development Corporation
                                 c/o Farmington Landfill, Inc.
                                 21630 SW Farmington Rd.
                                 Aloha, OR 97007

                                 Address for mail delivery:
                                 Karban Development Corporation
                                 c/o Farmington Landfill, Inc.
                                 17675 SW Farmington Rd. PMB #470
                                 Aloha, OR 97007

                                 ELECTRA PARTNERS, INC.,
                                 an Oregon corporation

                                 By:  /s/ Charles A. Adams
                                 Name: Charles A. Adams
                                 Title:  President

                                 Address for personal or messenger delivery:
                                 Electra Partners, Inc.
                                 c/o Farmington Landfill, Inc.
                                 21630 SW Farmington Rd.
                                 Aloha, OR 97007

                                 Address for mail delivery:
                                 Electra Partners, Inc.
                                 c/o Farmington Landfill, Inc.
                                 17675 SW Farmington Rd. PMB #470
                                 Aloha, OR 97007

                                 MACTARNAHAN:















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                                 MACTARNAHAN LIMITED PARTNERSHIP,
                                 an Oregon limited partnership

                                 By:  /s/ Robert M. MacTarnahan
                                 Name:  Robert M. MacTarnahan
                                 Title: Partner

                                 Address for personal or messenger delivery:

                                 MacTarnahan Limited Partnership
                                 11416 S. W. Lynnridge Avenue
                                 Portland, OR  97225
                                 Attn:  Scott MacTarnahan

                                 Address for mail delivery:

                                 MacTarnahan Limited Partnership
                                 11416 S. W. Lynnridge Avenue
                                 Portland, OR  97225
                                 Attn:  Scott MacTarnahan







































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